UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2010

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1900 Carnegie Avenue, Bldg B, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-250-8888

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

This Amendment No. 1 to Form 8-K is an amendment to the Current Report on Form 8-K filed by SCM Microsystems, Inc. (the "Company") on March 1, 2010 (the "Original 8-K"), which Original 8-K disclosed changes in both the composition and the compensation of the Company’s Board of Directors and executive management, and in particular provided that two executive officers of the Company, Mr. Felix Marx and Dr. Manfred Mueller, had each entered into termination agreements to terminate their former employment arrangements and new employment agreements that set forth the terms of their new employment arrangements with the Company. The termination agreement for Mr. Marx inadvertently was filed twice as an exhibit to the Original 8-K and the termination agreement for Dr. Mueller inadvertently was not filed as an exhibit to the Original 8-K. The Company is filing this Amendment No. 1 to Form 8-K to correct the Original 8-K with the filing of the Termination Agreement and Release, by and between SCM Microsystems, Inc., SCM Microsystems GmbH and Manfred Mueller, dated February 28, 2010, which is attached hereto as Exhibit 10.1.

Item 5.02(b)

On February 27, 2010, Dr. Cornelius Boersch and Mr. Douglas Morgan, non-executive directors, agreed to resign from the Board of Directors of SCM Microsystems, Inc. (the "Company"), effective immediately. Dr. Boersch and Mr. Morgan will not stand for election at SCM’s Annual Meeting of Stockholders.

A copy of the press release announcing the resignation of Dr. Boersch and Mr. Morgan was attached to the Original 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02(c)

On March 1, 2010, the Company announced the appointment of Felix Marx to the position of Chief Operating Officer, effective March 1, 2010. Mr. Marx previously served as the Chief Executive Officer of the Company. In connection with the appointment, Mr. Marx entered into a termination agreement and release with the Company and SCM Microsystems GmbH, a wholly-owned subsidiary of the Company, dated March 1, 2010 (the "Marx Termination Agreement") and an employment agreement with the Company, dated March 1, 2010 (the "Marx Employment Agreement"). In accordance with the Marx Termination Agreement, Mr. Marx will resign as Chief Executive Officer of the Company, effective March 1, 2010, and Mr. Marx is entitled to receive a one-time break-up fee in the amount of 80,000 euros (approximately $108,947).

Pursuant to the terms of the Marx Employment Agreement, Mr. Marx will serve as Chief Operating Officer of the Company. Mr. Marx will receive a base salary of 204,000 euros (approximately $277,815) and is also eligible to receive target-orientated, variable annual bonuses under the Company’s proposed 2010 Management Bonus and Incentive Plan. The targets that are the basis for any payments to Mr. Marx have not yet been determined, but will be based on corporate financial targets set by the Company’s Compensation Committee and the Chief Executive Officer. Other than the Marx Employment Agreement, there is no arrangement or understanding between Mr. Marx and any other persons pursuant to which he was selected as Chief Operating Officer.

Mr. Marx joined the Company as Chief Executive Officer and director in October 2007. Previously, from 2003 to November 2007, Mr. Marx held a variety of management positions with NXP Semiconductors, a specialty semiconductor manufacturer for the smart card industry. Most recently, he served as General Manager of NXP’s Near Field Communication business. Prior to this, Mr. Marx served as General Manager of NXP’s Contactless & Embedded Security business. From 2002 to 2003, Mr. Marx was a business consultant with Team Training Austria. Prior to this, he worked for several years in the data and voice networking sector, where he held various sales, marketing, product management and business line management positions with companies including Global One Telecommunications and Ericsson. He holds a bachelor’s degree in engineering from the Technical Academy in Vienna and a Master of Advanced Studies in Knowledge Management from Danube University in Austria. There are no family relationships between Mr. Marx and any other directors or executive officers of the Company.

The foregoing descriptions of the Marx Termination Agreement and the Marx Employment Agreement do not purport to be complete, and are qualified in their entirety by reference to the Marx Termination Agreement and the Marx Employment Agreement, copies of which were filed as Exhibits 10.1 and 10.2 to the Original 8-K and are incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Marx was attached to the Original 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02(c)

On March 1, 2010, the Company announced the appointment of Ayman Ashour to the position of Chief Executive Officer and Chairman, effective March 1, 2010. Mr. Ashour previously served as the Executive Chairman of the Company’s Board of Directors. Mr. Ashour’s compensation arrangement with the Company was unchanged as a result of his appointment. For a complete discussion of the compensation arrangements between the Company and Mr. Ashour, please see the Company’s current report on Form 8-K and the employment agreement, dated December 1, 2009, by and between Bluehill ID Services AG and Ayman S. Ashour attached thereto as Exhibit 10.1, filed with the SEC on January 4, 2010 and which is incorporated herein by reference.

Mr. Ashour has served as a director and as Executive Chairman of the Board of the Company since January 2010. He was appointed to the board of directors following the completion of the Company’s business combination with Bluehill ID AG, a Swiss technology and investment firm that he founded in 2007 and for which he served as CEO and President of the Board of Directors until the combination with the Company. Prior to this, from 2000 to 2007, Mr. Ashour was the Principal of Newton International Management, a strategy consulting firm focused on the security and identification technology industry. From 2001 to 2005, Mr. Ashour was a consultant and later COO and CEO of the Identification Technology business of ASSA ABLOY AB, where he was responsible for the worldwide development of one of the largest and most successful RFID companies. From 1997 to 2000, he served as Divisional Managing Director, Williams Plc in the Asia Pacific region where he was responsible for Chubb Security, Kidde & Yale brands and managed the global operations of Guardforce International and the Chubb Physical Security Group. From 1990 to 1997, Mr. Ashour was with Williams PLC, where he served as Marketing Director of Kidde Group, Vice President of Kidde-Fenwal, Inc. and as President of Kidde Fire Fighting, Inc. Mr. Ashour holds a bachelor’s degree in Electronic and Electrical Engineering from the University of Manchester in the U.K. He serves on the Board of Directors of Advanced Digital Security Solutions Inc and BH Capital Management AG, which is the third largest stockholder of SCM. In addition, Mr. Ashour is currently a partner in the following private companies, each based in Newton, Massachusetts: Newton International Management, LLC., Trade-3, LLC. and tSecu LLC; as well as Verifier Security, based in Florida. He is currently an Adjunct Lecturer for the MBA program at the Sawyer Business School at Suffolk University in Boston. There are no family relationships between Mr. Ashour and any other directors or executive officers of the Company.

A copy of the press release announcing Mr. Ashour’s appointment was attached to the Original 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02(e)

On February 28, 2010, the existing employment agreement, by and between Dr. Manfred Mueller and SCM Microsystems GmbH, a wholly-owned subsidiary of the Company, as amended on June 8, 2006, was terminated and Dr. Mueller entered into a new employment agreement with the Company with an effective date of April 1, 2010 (the "Mueller Employment Agreement"), in which Dr. Mueller will retain his current position at the Company. With respect to his existing employment agreement, Dr. Mueller entered into a termination agreement and release with the Company and SCM Microsystems GmbH, a wholly-owned subsidiary of the Company, dated February 28, 2010 and effective April 1, 2010 (the "Mueller Termination Agreement"). In accordance with the terms of the Mueller Termination Agreement, Dr. Mueller is entitled to receive a one-time break-up fee in the amount of 50,000 euros (approximately $68,092).

Pursuant to the terms of the Mueller Employment Agreement, Dr. Mueller will continue to serve as Executive Vice President, Strategic Sales and Business Development and Chief Executive Officer of the SCM business unit. Dr. Mueller will receive a base salary of 150,000 euros (approximately $204,276) and is also eligible to receive target-orientated, variable annual bonuses under the Company’s proposed 2010 Management Bonus and Incentive Plan. The targets that are the basis for any payments to Dr. Mueller have not yet been determined, but will be based on corporate financial targets set by the Company’s Compensation Committee and the Chief Executive Officer.

The foregoing descriptions of the Mueller Termination Agreement and Mueller Employment Agreement do not purport to be complete, and are qualified in their entirety by reference to the Mueller Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto, and the Mueller Employment Agreement, a copy of which was filed as Exhibit 10.4 to the Original 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

A copy of the Mueller Termination Agreement is attached as Exhibit 10.1 to this Amended 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

March 1, 2010	By:	/s/ Melvin Denton-Thompson

Name: Melvin Denton-Thompson
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Termination Agreement and Release, by and between SCM Microsystems, Inc., SCM Microsystems GmbH and Manfred Mueller, dated February 28, 2010